SUNTRUST BANKS, INC. 2009 STOCK PLAN
(as Amended and Restated as of August 11, 2015)

SECTION 1. BACKGROUND AND PURPOSE. The name of this Plan is the SunTrust Banks, Inc. 2009 Stock Plan. The purpose of this Plan is to promote the interests of SunTrust and its Subsidiaries through grants to Employees and Directors of Options, Stock Appreciation Rights, Restricted Stock and Stock Units in order (1) to attract and retain Employees and Directors, (2) to provide an additional incentive to each Employee and Director to work to increase the value of Stock and (3) to provide each Employee and Director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust’s shareholders.

SECTION 2. DEFINITIONS. Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board – means the Board of Directors of SunTrust.

2.2. Change in Control – means a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of SunTrust immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.2(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of SunTrust common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.2(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 2.2(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of SunTrust by the persons described in Section 2.2(iv)(A) immediately before the consummation of such transaction.

2.3. Code – means the Internal Revenue Code of 1986, as amended.

2.4. Committee – means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an “outside director” for purposes of Code Section 162(m).

2.5. Director – means a member of the Board who is not an employee of SunTrust or any Subsidiary or Parent Corporation.

2.6. Employee – means a select employee of SunTrust or any Subsidiary whose performance is, in the judgment of the Committee acting in its absolute discretion, directly or indirectly material to the success of SunTrust or such Subsidiary.

2.7. Exchange Act – means the Securities Exchange Act of 1934, as amended.

2.8. Fair Market Value – means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If the closing price for a share of Stock is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources.

2.9. ISO – means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.10. NQO – means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.11. Option – means an ISO or a NQO.

2.12. Option Agreement – means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

2.13. Option Price – means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.14. Parent Corporation – means any corporation which is a parent corporation (within the meaning of Code Section 424(e)) of SunTrust.

2.15. Plan – means this SunTrust Banks, Inc. 2009 Stock Plan, as amended from time to time.

2.16. Performance Period - means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock or Stock Units has been earned.

2.17. Predecessor Plan – means the SunTrust Banks, Inc. 2004 Stock Plan as in effect on the Effective Date of this Plan and as thereafter amended.

2.18. Restricted Stock – means Stock granted to an Employee or Director pursuant to Section 8 of this Plan.

2.19. Rule 16b-3 – means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

2.20. Stock – means the One Dollar ($1.00) par value common stock of SunTrust.

2.21. Stock Agreement – means the written agreement or instrument which sets forth the terms of a Restricted Stock grant or Stock Unit grant to an Employee or Director under this Plan.

2.22. Stock Appreciation Right or SAR – means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.23. SAR Agreement – means the written agreement or instrument which sets forth the terms of a SAR granted to an Employee under this Plan.

2.24. SAR Share Value – means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.25. Stock Unit – means a contractual right granted to an Employee or Director pursuant to Section 8 to receive a cash payment based on the Fair Market Value of the number of shares of Stock described in such grant.

2.26. Subsidiary – means any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of SunTrust except a corporation which has subsidiary corporation status under Code Section 424(f) exclusively as a result of SunTrust or a SunTrust subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

2.27. SunTrust – means SunTrust Banks, Inc., a Georgia corporation, and any successor to such corporation.

SECTION 3. SHARES RESERVED UNDER PLAN

3.1. Shares. There shall (subject to Section 11) be reserved for issuance under this Plan (a) 21,301,123 shares of Stock plus (b) the number of shares of Stock subject to grants under the Predecessor Plan which are outstanding on the Effective Date of this Plan and which are forfeited or expire on or after such Effective Date in accordance with the terms of such grants; provided, however, only the shares of Stock described in Section 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under the Predecessor Plan which are outstanding on the Effective Date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such Effective Date in accordance with the terms of such grants.

3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that SunTrust deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by SunTrust. Furthermore, any shares of Stock issued pursuant to a Restricted Stock grant which are forfeited thereafter shall again become available for issuance under this Plan, but (a) any shares of Stock used to satisfy a withholding obligation under Section 14.4 shall not again become available under Section 3.1 for issuance under this Plan, (b) any shares of Stock which are tendered to SunTrust to pay the Option Price of an Option or which are tendered to SunTrust in satisfaction of any condition to a grant of Restricted Stock shall not become available under Section 3.1 for issuance under this Plan and (c) the gross number of shares of Stock covered by a SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan, regardless of the number of shares used to settle the SAR upon exercise; provided, however, if a SAR is forfeited, the related shares of Stock shall again become available for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which SunTrust receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of SunTrust.

3.4. Predecessor Plan. No grants shall be made under the Predecessor Plan on or after the date this Plan becomes effective.

SECTION 4. EFFECTIVE DATE. This Plan was initially approved by the shareholders of SunTrust on April 28, 2009 (the “Effective Date”). The Plan was amended and restated as of January 1, 2011 and was approved by shareholder of SunTrust on April 26, 2011, and further amended and restated as of January 1, 2014 and approved by shareholder of SunTrust on April 22, 2014. This further amendment and restatement of the Plan shall become effective on August 11, 2015 without the need for further approval by the shareholders of SunTrust.

SECTION 5. PLAN ADMINISTRATION.

5.1. Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of SunTrust, and subject to the provisions of this Plan (including Sections 11, 12, 13 and 14), the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Option, SAR or Stock Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of SunTrust and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2. Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding Option, SAR, Restricted Stock, or Stock Unit grant at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for SunTrust to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.2.1. Recoupment of Amounts Paid or Awarded Based Upon Misstated Financials or Other Performance Metric. During any year in which any obligation arising from financial assistance received under TARP is outstanding within the meaning of Treasury Regulations 31 CFR Part 30, “TARP Standards for Compensation and Corporate Governance,” SunTrust shall not pay or allow to vest, or if paid or vested shall recover from, any person who during the year of payment is determined by the Committee to be a “senior executive officer” of SunTrust or among the next twenty (20) most “highly-compensated” employees of SunTrust, any bonus payment made to such individual if the bonus payment was based on a materially inaccurate financial statement (which shall include but shall not be not limited to statements of earnings, revenues, or gains) or any other materially inaccurate performance metric or criteria. The Committee shall base its determination as to whether a financial statement or performance metric criteria is materially inaccurate on all the facts and circumstances, but a financial statement or performance metric criteria shall be deemed to be materially inaccurate with respect to any employee who knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to those financial statements or performance metrics. SunTrust shall exercise its rights under this Section to recover such awards except to the extent that it is unreasonable to do so. Each participant to whom an award is paid (i) during any year in which any obligation arising from financial assistance received under TARP is outstanding, (ii) who is determined by the Committee to be a “senior executive officer” of SunTrust or among the next twenty (20) most “highly-compensated” employees of the Company for such year, and (iii) such award or payment is made to such individuals based on materially inaccurate financial statement (which shall include but not be not limited to statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria, agrees to promptly repay such award or payment to the Company promptly upon request by SunTrust. Each such participant hereby expressly authorizes SunTrust to deduct such amounts from any other amount SunTrust may owe to such individual. For the purpose of this section, a bonus payment shall be deemed to be made to an individual when the individual obtains a legally binding right to that payment.

5.3. Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more executive officers of SunTrust, including without limitation the authority to approve grants to Employees other than any of SunTrust’s executive officers. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4. Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including employees of and professional advisors to SunTrust. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on SunTrust, on each affected Employee and Director and on each other person directly or indirectly affected by such action.

SECTION 6. ELIGIBILITY. Employees shall be eligible for the grant of Options, SARs, Restricted Stock and Stock Units under this Plan. Directors shall be eligible for the grant of Options, Restricted Stock and Stock Units under this Plan.

SECTION 7. OPTIONS AND SARs.

7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Employees and Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant, including performance-based vesting conditions, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. All Options granted to Directors shall be NQOs. If the exercise of an Option is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of an Option is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

7.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by SunTrust, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Code Section 422(d).

7.3. Share Limitation. An Employee may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 1,200,000 shares of Stock.

7.4. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to (i) directly or indirectly reduce the Option Price of any outstanding Option, or (ii) to repurchase any Option for cash or property, regardless of whether such repurchases are made in individual transactions or via tender offer, if the Option Price for such Option on the effective date of such repurchase exceeds the Fair Market Value of a share of Stock subject to such Option.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the employment of an Employee or the status of an individual as a Director has terminated for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

7.5. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 7.5 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Employee or Director for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

(4) in any combination of the methods described in this Section 7.5(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

7.6. Non-transferability. Except to the extent the Committee deems permissible and consistent with the best interests of SunTrust, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Employee or a Director for any transfer (other than a transfer by will or by the laws of descent and distribution) of an NQO or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option grant and surrender rights under this Plan and any SAR granted under this Plan shall be exercisable during an Employee’s or a Director’s lifetime, as the case may be, only by (subject to the first sentence in this Section 7.6) the Employee or the Director, provided that in the event an Employee or a Director is incapacitated and unable to exercise such Employee’s or Director’s Option or SAR, such Employee’s or Director’s legal guardian or legal representative whom the Committee (or its delegate) deems appropriate based on all applicable facts and circumstances presented to the Committee (or its delegate) may exercise such Employee’s or such Director’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option Agreement or SAR Agreement. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 7.6) thereafter shall be treated as the Employee or the Director under this Plan.

7.7. SARs and Surrender Rights.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Employee a SAR which will give the Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including performance-based vesting provisions, as the Committee deems appropriate and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to (i) directly or indirectly reduce the SAR Share Value of any outstanding SAR, or (ii) to repurchase any SAR for cash or property, regardless of whether such repurchases are made in individual transactions or via tender offer, if the SAR Share Value for such SAR on the effective date of such repurchase exceeds the Fair Market Value of a share of Stock subject to such SAR.

(4) If the exercise of a SAR is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of a SAR is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

(b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give an Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option on any date that

(1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and
(2) the Option to purchase such Stock is otherwise exercisable.

(c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of shares of Stock as to which the Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Employee’s option) how he or she desires payment to be made with respect to such shares.

(d) Payment. An Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with an exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of Stock subject to an Option. The Committee acting in its absolute discretion shall determine the form of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Employee and delivered to the Committee (or to its delegate) and (2) to forfeit an Employee’s right to payment of cash in lieu of a fractional share of Stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.7 to come within an exemption under Rule 16b-3. Any cash payment under this Section 7.7 shall be made from SunTrust’s general assets, and an Employee shall be no more than a general and unsecured creditor of SunTrust with respect to such payment

(e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

(f) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

SECTION 8. RESTRICTED STOCK AND STOCK UNITS

8.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and Stock Units to Employees and Directors under this Plan from time to time.

(b) Limitations.

(1)Limits on Grants to Employees. No Restricted Stock grant, or Stock Unit grant, or one or more Restricted Stock and Stock Unit grants in any combination may be made to an Employee in any calendar year with respect to more than 300,000 shares of Stock.

(2)Limits on Grants to Non-Employee Directors. No Restricted Stock grant, or Stock Unit grant, or one or more Restricted Stock and Stock Unit grants in any combination may be made to any non-Employee Director in any calendar year if the accounting fair value of the award (measured on the date of grant, in according with applicable accounting rules), together with all cash compensation paid to such non-employee director in the calendar year, exceeds $1,000,000.00.

(3)Award Agreements. Each Restricted Stock grant and each Stock Unit grant shall be evidenced by a Stock Agreement, and each Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Employee’s or Director’s interest in the related Stock or cash payment will be forfeited; provided, if the vesting of a Restricted Stock grant or Stock Unit grant is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the vesting of a Restricted Stock grant or a Stock Unit grant is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

8.2. Conditions.

(a) Issuance Conditions for Restricted Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to an Employee or Director subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition (which may or may not include performance criteria described in Section 8.2(c)) which the Committee deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such condition and the deadline for satisfying each such condition.

(b) Forfeiture Conditions for Restricted Stock and Stock Units. The Committee may make Restricted Stock issued to an Employee or Director or the cash otherwise payable under any Stock Unit grant subject to one, or more than one, objective employment, performance or other forfeiture condition (which may or may not include any performance goals described in Section 8.2(c)) which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. An Employee’s or Director’s non-forfeitable interest in the shares of Stock issued pursuant to a Restricted Stock grant or the cash payment due under any Stock Unit grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock issued pursuant to a Restricted Stock grant shall again become available under Section 3 if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. When a Stock certificate is issued for shares of Restricted Stock, such certificate shall be issued subject to (i) the conditions, if any, described in this Section 8.2(b) and Section 8.2(c) to, or for the benefit of, the Employee or Director and (ii) a stock power in favor of SunTrust in order for SunTrust to effect any forfeitures of such Restricted Stock called for under this Section 8.2(b).

(c) Performance Goals.

(1) If, at the time of grant, the Committee intends a Restricted Stock or Stock Unit grant to qualify as “other performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in this Section 8.2(c).

(2) A performance goal is described in this Section 8.2(c) if such goal relates to (i) return over capital costs, (ii) total earnings, (iii) consolidated earnings, (iv) earnings per share, (v) net earnings, (vi) earnings before interest expense, taxes, depreciation, amortization and other non-cash items, (vii) earnings before interest and taxes, (viii) consolidated net income, (ix) the market capitalization of SunTrust Stock, (x) Stock price, (xi) return on assets, (xii) total shareholder return, (xiii) expenses or the reduction of expenses, (xiv) revenue growth, (xv) efficiency ratios, (xvi) economic value added, (xvii) return on equity, (xviii) return on tangible equity, (xix) cash return on equity, (xx) cash return on tangible equity, (xxi) net income available to common shareholders, (xxii book value per share, (xxiii) pre-tax income or growth, (xxiv) operating earnings per share of Stock or growth (excluding one-time, non-core items), (xxv) cash earnings per share of Stock or growth, (xxvi) cash operating earnings per share of Stock or growth excluding one-time, non-core items), (xxvii) cash return on assets, (xxviii) operating leverage, (xxix) net interest margin, (xxx) Tier 1 capital, (xxxi) risk-adjusted net interest margin, (xxxii) total risk-based capital ratio, (xxxiii) tangible equity and tangible assets, (xxxiv) tangible common equity and tangible assets, (xxxvi) tangible book value per share, (xxxvi) loan balances or growth, (xxxvii) deposit balances or growth, (xxxviii) low cost deposit balances or growth, (xxxix) common equity Tier 1, (xl) value at risk, (xli) market value of equity, (xlii) price to earnings ratio (xliii) loan to deposit ratio, (xliv) net charge-off ratio, (xlv) allowance for loan losses to total loans ratio, (xlvi) allowance to nonperforming loan ratio, (xlvii) delinquent loans to total loans ratio, (xlviii) leverage ratio, (xlix) liquidity coverage ratio, (l) dividend payout ratio, (li) credit ratings, (lii) net interest income sensitivity, (liii) pre-provision net revenue, (liv) return on tangible common equity, (lv) any financial metric required to be reported under Basel III, including but not limited to common equity Tier 1 and risk-weighted assets, (lvi) growth or change in any of the foregoing over a specified period of time, (lvii) any measure or ratio calculated using any combination of the foregoing, (lviii) any of the foregoing, as applied to SunTrust and its consolidated subsidiaries, to any accounting segment, line of business or function of SunTrust, or to any specified SunTrust subsidiaries, or (lix) with respect to participants other than “Covered Employees” (as defined in Internal Revenue Code Section 162(m)) such other financial performance measures deemed appropriate by the Committee. A performance goal described in this Section 8.2(c)(2) may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes.

(3) When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of SunTrust, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting SunTrust, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(4) If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under such Code Section.

8.3. Dividends and Voting Rights.

(a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock grant shall state whether the Employee or Director shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock are issued to him or to her and before the first day that the Employee’s or Director’s interest in such Stock is forfeited completely or becomes completely non-forfeitable. If such a Stock Agreement provides that an Employee or Director has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Employee or Director will be eligible to receive one, or more than one, payment in the future to compensate the Employee or Director for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, SunTrust shall make such payments from SunTrust’s general assets, and the Employee or Director shall be no more than a general and unsecured creditor of SunTrust with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

(b) Stock Dividends. If a Stock dividend is declared on a share of Restricted Stock, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant.

(c) Non-cash and Non-Stock Dividends. If a dividend is paid on a share of Restricted Stock or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) No Dividends Paid on Unearned Performance Stock. Notwithstanding anything herein to the contrary, in no event shall a Stock Agreement which evidences a grant of Restricted Stock or Stock Units subject to performance criteria provide for payment before the date such grant becomes non-forfeitable of any dividends or dividend equivalents prior to such date.

(e) Voting Rights. An Employee or Director shall have the right to vote shares of Restricted Stock which have been issued pursuant to Section 8.2(b) before his or her interest in such Stock has been forfeited or has become non-forfeitable.

(f) Non-transferability. No Restricted Stock grant and no shares issued pursuant to a Restricted Stock grant shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution before an Employee’s or Director’s interest in such shares have become completely non-forfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution except as otherwise provided in the related Stock Agreement.

(g) Creditor Status. An Employee or a Director to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of SunTrust with respect to any cash payment due under such grant.

8.4. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as an Employee’s or Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.2(b) or Section 8.3 and shall be transferred to the Employee or Director.

SECTION 9. SECURITIES REGISTRATION. Each Option Agreement, SAR Agreement and Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Stock Agreement for Restricted Stock, the Employee or Director shall, if so requested by SunTrust, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by SunTrust, shall deliver to SunTrust a written statement satisfactory to SunTrust to that effect. As for Stock issued pursuant to this Plan, SunTrust at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee or Director; however, SunTrust shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee or Director.

SECTION 10. LIFE OF PLAN. No Option or SAR or Restricted Stock or Stock Unit shall be granted under this Plan on or after the earlier of:

(1) the tenth anniversary of the date the Board adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock and Stock Unit grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or

(2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan and the satisfaction of the forfeiture conditions on Restricted Stock been issued or no longer is available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 11. ADJUSTMENT

11.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 7.3 and Section 8.1 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or SARs granted under this Plan and the Option Price of such Options and the SAR Share Value of such SARs as well as the number, kind or class of shares of Stock subject to Restricted Stock grants and the number, kind or class of shares of Stock described in Stock Unit grants under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of SunTrust, including, but not limited to, such changes as Stock dividends or Stock splits.

11.2. Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan and the grant limitations described in Section 7.3 and Section 8.1 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock and Stock Unit grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and SAR grants previously made under this Plan and the related Option Price and SAR Share Value for each such Option and SAR, and, further, shall (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in Section 7.3 or Section 8.1 of this Plan) make Restricted Stock, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, stock unit, option or stock appreciation rights grants.

11.3. General. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, SAR grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons and shall be made in a manner consistent with the requirements of Code Section 409A in order for any Option, SAR and Restricted Stock grants to remain exempt from the requirements of Code Section 409A.

SECTION 12. CHANGE IN CONTROL. Upon or in anticipation of a Change in Control, if the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs, Restricted Stock and Stock Unit grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock and stock unit grants, the Board may, in its sole and absolute discretion without the need for the consent of any Employee or Director (in his or her individual capacity as a grantee), take one or more of the following actions contingent upon the occurrence of such Change in Control: (1) each outstanding Option and SAR at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be canceled unilaterally by SunTrust in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Employee and each Director would have received if on the date set by the Board he or she had exercised his or her SAR in full or if each Employee’s and each Director’s Option included a right to surrender his or her outstanding Option in full under Section 7.7 of this Plan and such Option had been surrendered in full or (b) may be canceled unilaterally by SunTrust if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the conditions, if any, for the issuance of Restricted Stock and the conditions, if any, for making non-forfeitable all outstanding Restricted Stock grants and all Stock Unit grants may be deemed completely satisfied on the date set by the Board. Notwithstanding the foregoing provisions of this Section 12, in connection with the payment of any amount subject to Code Section 409A, this Section 12 shall have no effect on the payment date of such amount.

SECTION 13. AMENDMENT OR TERMINATION. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of SunTrust, no amendment or modification to the Plan may materially modify the Plan in any way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of the New York Stock Exchange. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any Option, SAR, Restricted Stock or Stock Unit vested and outstanding on the date of such amendment, modification, suspension or termination, without the consent of the affected grantee. Notwithstanding the foregoing, no Employee or Director consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for SunTrust to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to Options, SARs or surrender rights, Restricted Stock or Stock Units granted under this Plan prior to the date of such suspension or termination.

SECTION 14. MISCELLANEOUS

14.1. Shareholder Rights. No Employee or Director shall have any rights as a shareholder of SunTrust as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Employee or Director. Subject to Section 8.4 and except as provided in Section 8.3(e), an Employee’s or Director’s rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Director Status. The grant of an Option, SAR, Restricted Stock or Stock Unit to an Employee or a Director under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as an Employee or a Director and shall not confer on an Employee or Director any rights in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Stock Agreement related to his or her Restricted Stock or Stock Unit grant.

14.3. Share Retention Guidelines. Shares of Stock acquired by an Employee or Director under this Plan upon the exercise of an Option (or related surrender rights) or SAR or upon a grant of Restricted Stock becoming non-forfeitable may be subject to share retention guidelines established by SunTrust.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock or Stock Unit grant shall constitute an Employee’s or Director’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock or Stock Unit grant or vesting. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Stock Agreement (other than an agreement evidencing a Stock Unit or other award under the Plan which is subject to Code Section 409A) that an Employee or Director may elect to satisfy minimum federal and state tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred, or the cash payments to be made, to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

14.5. Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with such Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6. Requirements of Law. The granting of Options, SARs, Restricted Stock and Stock Units and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7. Securities Law Compliance. With respect to Employees and Directors defined as “insiders” under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.8. Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by SunTrust against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with SunTrust’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that SunTrust is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under SunTrust’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.9. Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14.10. Governing Law. This Plan shall be construed under the laws of the State of Georgia (excluding its choice-of-law rules) to the extent not superseded by federal law.

14.11. Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.12. Conflicts. In the event of a conflict between the terms of this Plan and any Option Agreement, Stock Agreement or SAR Agreement, the terms of the Plan shall prevail.

14.13. Successors. All obligations of SunTrust under the Plan with respect to Options, SARs, Restricted Stock and Stock Units granted hereunder shall be binding on any successor to SunTrust, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of SunTrust.

14.14. Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock or Stock Units. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409A.

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